Exhibit 99.1

Investor Relations:

Raul Jacob +(602) 264-1375 Rodrigo Sandoval +(5255) 1103-5350 southerncopper@southernperu.com.pe www.southerncoppercorp.com	October 20, 2017 Southern Copper Corporation (NYSE and BVL: SCCO)

•             3Q17 sales were $1,676.5 million, 19.7% higher than 3Q16, mainly due to higher prices of copper (+33.8%), molybdenum (+16.0%) and zinc (+31.4%).

•             3Q17 net income was $401.8 million, 103.3% higher than 3Q16 net income of $197.6 million. The increase was mainly the result of our proven and consistent cost control policies sales. The net income margin for 3Q17 was 24.0% compared with 14.1% for 3Q16.

•            3Q17 adjusted EBITDA was $863.1 million, 57.9% higher than 3Q16 of $546.5 million. Adjusted EBITDA margin in 3Q17 was 51.5% compared with 39.0% in 3Q16.

•             Operating cash cost per pound of copper net of by-product revenues was $0.90 in 3Q17, compared to $0.92 in 3Q16.

•             Cash flow from operating activities in 9M17 was $1,280.0 million, a 101.3% increase when compared to $635.9 million in 9M16. This improvement results from the strong cash generation from operations after completing the Buenavista expansion.

•             Capital investments in 9M17 were $710.4 million and included $193.1 million for the Toquepala expansion.

•             Dividends: On October 19, 2017, the Board of Directors authorized a dividend of $0.25 per share payable on November 22, 2017, to shareholders of record at the close of business on November 8, 2017.

Mr. German Larrea, Chairman of the Board, commenting on the Company´s progress said: “We are currently seeing a substantial price improvement caused by an expected copper market deficit in the coming years. Our very competitive cash cost, our operational and financial discipline, as well as the completed expansion projects will allow us to create more value at this new price environment.”

“After completing our expansion in Mexico, we are now nearing completion of the Peruvian Toquepala expansion project. This investment in Peru will add 100,000 copper tons to our annual production, allowing us to reach one million tons of copper production capacity per year.”

“The benefits of the new price environment as well as the investment program undertaken were reflected in the results of the nine months of 2017, through much higher sales, EBITDA, net income and strong cash flow generation.”

Key Financial Data

	Third Quarter				Nine Months
			Variance				Variance
	2017	2016	$	%	2017	2016	$	%
Sales	$1,676.5	$1,400.7	$275.8	19.7%	$4,790.2	$3,980.8	$809.4	20.3%
Cost of sales	781.5	831.4	(49.9)	(6.0)%	2,430.2	2,309.9	120.3	5.2%
Operating income	692.6	362.4	330.2	91.1%	1,788.9	1,093.7	695.2	63.6%
Net income	$401.8	$197.6	$204.2	103.3%	$1,016.0	$604.6	$411.4	68.0%
Net income margin	24.0%	14.1%	9.9pp	70.2%	21.2%	15.2%	6.0pp	39.7%
Adjusted EBITDA	863.1	546.5	316.6	57.9%	2,292.7	1,582.9	709.8	44.8%
Adjusted EBITDA margin	51.5%	39.0%	12.5pp	32.1%	47.9%	39.8%	8.1pp	20.4%
Income per share	$0.52	$0.26	$0.26	100.0%	$1.31	$0.78	$0.53	67.9%
Capital investments	$212.7	$275.6	$(62.9)	(22.8)%	$710.4	$840.5	$(130.1)	(15.5)%

Note: Amounts in millions except per share amounts and %’s.

Capital Investments

Mexican Projects

Buenavista Quebalix IV — Sonora: The project consisted of a Crushing, Conveying and Spreading System for Leachable Ore (Quebalix IV), which has been completed on time and under budget and is currently operating steadily. This project will reduce mining costs as well as increasing SX-EW copper recovery, allowing the Buenavista unit to reach its copper production capacity of 500,000 tons.

Buenavista Zinc — Sonora: This project is located within the Buenavista facility and contemplates the development of a new concentrator to produce approximately 80,000 tons of zinc and 20,000 tons of copper per year, allowing us to double our current zinc production capacity. As of today, we have concluded the basic engineering and are working on the detailed engineering of the project. We estimate an investment of $413 million for this project and expect to initiate operations by 1H20.

Pilares — Sonora: This project is located 6 km away from La Caridad and will be developed as an open-pit mine operation. The ore will be transported by truck from the pit to the primary crushers of the La Caridad copper concentrator, helping to significantly improve the over-all mineral ore grade (0.78% expected from Pilares vs. 0.34% La Caridad). During 3Q17 we continued to advance on required pre-construction activities, including final outline design for the road through which the ore will be transported to the La Caridad mill. An investment of $159 million is estimated to produce 34,500 tons of copper per year. The project start-up is expected for the 2Q19.

Peruvian Projects

We currently have five major copper projects in Peru with a total capital budget for these projects of $2,900 million of which $1,426 million have been already invested.

Toquepala Expansion Project — Tacna: This $1.2 billion project includes a new-state-of-the-art concentrator which will increase Toquepala´s annual copper production by 100,000 tons to 217,000 tons in 2018 and 260,000 tons in 2019. Through September 30, 2017, we have invested $743.5 million in this expansion. The project has reached 80% progress and is expected to be completed by the 2Q18.

Toquepala High Pressure Grinding Roll (HPGR) system: The main objective of this project is to ensure that our existing concentrator will operate at its maximum annual production capacity of 117,000 tons of copper while reducing operating costs through ore crushing efficiencies, even with an increase of the ore material hardness index. The budget for this project is $50 million of which we have invested $32.2 million as of September 30, 2017. We expect the Toquepala HPGR investment to be completed by the 1Q18.

Cuajone´s Heavy Mineral Management Optimizing Project - Moquegua: The project consisted of installing a primary crusher at the Cuajone mine pit with a 7 kilometer overland conveyor belt system for moving ore to the concentrator. The project is optimizing the hauling process by replacing rail haulage, thereby reducing operating and maintenance costs as well as the environmental impact of the Cuajone mine. The crusher has a processing capacity of 43.8 million tons per year. As of September 30, 2017 the project is completed and initiating operations. We have invested $195.0 million out of the approved capital budget of $215.5 million.

The Cuajone tailing thickeners project at the concentrator will replace two of the three existing thickeners with a new hi-rate thickener. The purpose is to streamline the concentrator flotation process and improve water recovery efficiency. While increasing the tailings solids content from 54% to 61% we will increase recovered water production and reduce fresh water consumption. Equipment assembly is completed and we are in the commissioning process. As of September 30, 2017, we have invested $24.4 million in this project out of the approved capital budget of $30 million. We expect it to be completed by the end of the 4Q17.

Tia Maria: We have completed engineering and after having complied with all environmental requirements, we have obtained the approval of the environmental impact assessment. We are working jointly with the Peruvian Government to obtain the construction license for this 120,000 tons of SX-EW copper per year greenfield project with a total capital budget of $1,400 million. We expect the license to be issued in the first quarter 2018.

Conference Call

The Company’s third quarter and nine months earnings conference call will be held on Tuesday, October 24, 2017. Details will follow.

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2017	2.65	2.65	7.74	1.26	17.45	1,219.36
2Q 2017	2.57	2.58	8.00	1.18	17.19	1,256.96
3Q 2017	2.88	2.89	8.05	1.34	16.80	1,277.84
9M 2017	2.70	2.71	7.93	1.26	17.15	1,251.39

1Q 2016	2.12	2.11	5.27	0.76	14.87	1,181.21
2Q 2016	2.15	2.13	6.89	0.87	16.83	1,259.36
3Q 2016	2.17	2.16	6.94	1.02	19.59	1,334.82
4Q 2016	2.40	2.39	6.58	1.14	17.12	1,217.98
9M 2016	2.14	2.13	6.37	0.88	17.10	1,258.46
Average 2016	2.21	2.20	6.42	0.95	17.10	1,248.34

Variance: 3Q17 vs. 3Q16	32.7%	33.8%	16.0%	31.4%	(14.2)%	(4.3)%
Variance: 3Q17 vs. 2Q17	12.1%	12.0%	0.6%	13.6%	(2.3)%	1.7%
Variance: 9M17 vs. 9M16	26.2%	27.2%	24.5%	43.2%	0.3%	(0.6)%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	%	2017	2016	%
Copper (tons)
Mined	221,579	224,910	(1.5)%	650,952	672,372	(3.2)%
3rd party concentrate	10,622	7,901	34.4%	24,807	17,685	40.3%
Total production	232,201	232,811	(0.3)%	675,759	690,057	(2.1)%
Smelted	155,914	159,933	(2.5)%	456,736	462,133	(1.2)%
Refined and Rod	211,144	216,163	(2.3)%	612,477	636,845	(3.8)%
Sales	221,452	229,142	(3.4)%	666,269	662,228	0.6%

Molybdenum (tons)
Mined	5,389	5,581	(3.4)%	16,068	16,456	(2.4)%
Sales	5,407	5,561	(2.8)%	16,176	16,453	(1.7)%

Zinc (tons)
Mined	18,377	18,857	(2.5)%	54,789	56,874	(3.7)%
Refined	20,046	25,362	(21.0)%	74,113	78,656	(5.8)%
Sales	19,572	24,495	(20.1)%	74,523	77,818	(4.2)%

Silver (000s ounces)
Mined	4,173	4,007	4.2%	12,151	12,097	0.4%
Refined	3,328	3,578	(7.0)%	10,612	11,403	(6.9)%
Sales	4,223	4,413	(4.3)%	12,873	12,661	1.7%

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	VAR %	2017	2016	VAR %
	(in millions, except per share amount)
Net sales:	$1,676.5	$1,400.7	19.7%	$4,790.2	$3,980.8	20.3%
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization and depletion shown separately below)	781.5	831.4	(6.0)%	2,430.2	2,309.9	5.2%
Selling, general and administrative	25.0	22.7	10.1%	68.6	72.5	(5.4)%
Depreciation, amortization and depletion	169.3	174.5	(3.0)%	493.8	474.3	4.1%
Exploration	8.1	9.7	(16.5)%	18.9	30.4	(37.8)%
Environmental remediation	—	—	—	(10.2)	—	100.0%
Total operating costs and expenses	983.9	1,038.3	(5.2)%	3,001.3	2,887.1	4.0%

Operating income	692.6	362.4	91.1%	1,788.9	1,093.7	63.6%

Interest expense, net of capitalized interest	(71.6)	(73.1)	(2.1)%	(235.4)	(220.1)	7.0%
Other income (expense)	(6.2)	9.6	(164.6)%	1.6	14.9	(89.3)%
Interest income	1.8	1.8	—	4.0	6.0	(33.3)%
Income before income tax	616.6	300.7	105.1%	1,559.1	894.5	74.3%
Income taxes	220.1	111.2	97.9%	556.6	305.4	82.3%
Net income before equity earnings of affiliate	396.5	189.5	109.2%	1,002.5	589.1	70.2%
Equity earnings of affiliate	6.3	8.7	(27.6)%	16.1	17.4	(7.5)%
Net Income	402.8	198.2	103.2%	1,018.6	606.5	67.9%

Less: Net income attributable to non-controlling interest	1.0	0.6	66.7%	2.6	1.9	36.8%

Net Income attributable to SCC	$401.8	$197.6	103.3%	$1,016.0	$604.6	68.0%

Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.52	$0.26	100.0%	$1.31	$0.78	67.9%
Dividends paid	$0.14	$0.05	180.0%	$0.34	$0.13	161.5%

Weighted average shares outstanding (Basic and diluted)	773.0	773.6		773.0	773.7

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 30,	December 31,	September 30,
	2017	2016	2016
		(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$798.5	$546.0	$511.5
Restricted cash	—	3.6	3.8
Short-term investments	30.5	51.3	100.8
Accounts receivable	976.8	668.5	664.3
Inventories	997.4	1,010.4	972.6
Other current assets	149.2	286.3	296.8
Total current assets	2,952.4	2,566.1	2,549.8

Property, net	8,928.3	8,766.5	8,581.4
Leachable material, net	940.5	806.9	786.6
Intangible assets, net	147.0	154.2	152.9
Deferred income tax	773.3	727.3	767.0
Other assets	240.9	213.3	225.3
Total assets	$13,982.4	$13,234.3	$13,063.0

LIABILITIES
Current liabilities:
Accounts payable	565.1	584.2	$549.4
Income taxes	118.3	185.1	121.0
Accrued workers’ participation	130.7	125.4	97.3
Other accrued liabilities	165.7	104.3	167.4
Total current liabilities	979.8	999.0	935.1

Long-term debt	5,956.3	5,954.2	5,953.5
Deferred income taxes	155.1	162.6	196.0
Other liabilities	35.5	31.1	33.5
Asset retirement obligation	225.6	216.5	210.4
Total non-current liabilities	6,372.5	6,364.4	6,393.4

EQUITY
Stockholders’ equity:
Common stock	3,377.3	3,367.0	3,366.1
Treasury stock	(2,996.7)	(2,987.6)	(2,987.0)
Accumulated comprehensive income	6,208.9	5,452.9	5,317.2
Total stockholders’ equity	6,589.5	5,832.3	5,696.3
Non-controlling interest	40.6	38.6	38.2
Total equity	6,630.1	5,870.9	5,734.5

Total liabilities and equity	$13,982.4	$13,234.3	$13,063.0

As of September 30, 2017, December 31, 2016 and September 30, 2016 there were 773.0 million, 773.0 million and 773.0 million shares outstanding, respectively.

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(in millions)

OPERATING ACTIVITIES
Net income	$402.8	$198.2	$1,018.6	$606.5
Depreciation, amortization and depletion	169.3	174.5	493.8	474.3
Deferred income tax	(20.9)	(77.1)	(61.7)	(130.9)
Change in operating assets and liabilities	(112.4)	7.6	(224.4)	(321.4)
Other, net	(2.7)	3.9	53.7	7.4
Net cash provided by operating activities	436.1	307.1	1,280.0	635.9

INVESTING ACTIVITIES
Capital investments	(212.7)	(275.6)	(710.4)	(840.5)
Sale (purchase) of short-term investment, net	9.6	(2.6)	20.8	502.7
Repayment of loan from affiliate	—	74.8	—	111.2
Other, net	(0.1)	1.3	1.0	2.6
Net cash used in investing activities	(203.2)	(202.1)	(688.6)	(224.0)

FINANCING ACTIVITIES
Dividends paid	(108.2)	(38.7)	(262.8)	(100.6)
SCC common shares buyback	—	(18.0)	—	(71.7)
Other	(0.2)	—	0.1	0.3
Net cash used in financing activities	(108.4)	(56.7)	(262.7)	(172.0)

Effect of exchange rate changes on cash	(14.7)	10.7	(76.2)	(2.9)

Increase in cash and cash equivalents	$109.8	$59.0	$252.5	$237.0

Company Profile

Southern Copper Corporation (SCC) is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry. The Company is a NYSE and Lima Stock Exchange listed company that is 88.9% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange. The remaining 11.1% ownership interest is held by the international investment community. The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegacion Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by U.S. generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. In addition, because not all companies use identical calculations, the measures included in this release may not be comparable to similarly titled measures of other companies. Following is a reconciliation of adjusted EBITDA to Net Income attributable to SCC and Operating Cash Cost before by-product revenues and Operating Cash Cost net of by-product revenues to their more comparable GAAP measure:

Adjusted EBITDA

EBITDA (earnings before interest, taxes, depreciation and amortization) is a measure commonly used by companies to evaluate operating performance and the ability to generate cash. Our adjusted EBITDA is not necessarily comparable to similar measures used by other companies. We believe that adjusted EBITDA provides useful information to management, investors and others in understanding and evaluating our operating results.

Our determination of the components of adjusted EBITDA is evaluated periodically based on a review of non-GAAP financial measures used by mining industry analysts. Management believes adjusted EBITDA enhances the comparability of information across reporting periods, is an effective measure for reviewing operating results and, therefore, is a useful measure for both management and investors. EBITDA and adjusted EBITDA do not represent, and should not be considered an alternative to, net income, operating income, or cash flow from operations as those terms are defined by GAAP, and do not necessarily indicate whether cash flows will be sufficient to fund cash.

Reconciliation of Net Income attributable to SCC to adjusted EBITDA	Third Quarter		Year to date
	2017	2016	2017	2016

Net income attributable to SCC	$401.8	$197.6	$1,016.0	$604.6
Add:
Net income attributable to the non-controlling interest	1.0	0.6	2.6	1.9
Income taxes	220.1	111.2	556.6	305.4
Interest expense	71.6	73.1	235.4	220.1
Environmental remediation	—	—	(10.2)	—
Depreciation, amortization and depletion	169.3	174.5	493.8	474.3
Fuel tax refund	7.4	—	18.6	—
Less:
Equity earnings of affiliate	(6.3)	(8.7)	(16.1)	(17.4)
Interest income	(1.8)	(1.8)	(4.0)	(6.0)
Adjusted EBITDA	$863.1	$546.5	$2,292.7	$1,582.9

Operating cash cost per pound of copper produced before by-product revenues and Operating cash cost per pound of copper produced net of by-product revenues

The measure operating cash cost per pound of copper produced net of by-product revenues is a common measure used in the copper industry to track performance and it is a useful management tool that allows us to better allocate our resources. This measure is also used in our investment project evaluation process to determine a project’s potential contribution to our operations, its competitiveness and its relative strength in different price scenarios. The expected contribution of by-products is generally a significant factor used by the copper industry in determining whether to move forward with the development of a new mining project. As the price of our by-product commodities can have significant fluctuations from period to period, the value of its contribution to our costs can be volatile.

Our Operating cash cost per pound of copper produced before by-product revenues allows us and our investors to monitor our cost structure and helps us address operating management areas of concern.

Reconciliation of Cost of sales (exclusive of depreciation,
amortization and depletion) to Operating Cash Cost before by-	3rd quarter 2017		3rd quarter 2016		YTD September 2017		YTD September 2016
product revenues and Operating Cash Cost net of by-product	$	¢ per	$	¢ per	$	¢ per	$	¢ per
revenues	million	pound	million	pound	million	pound	million	pound
Cost of sales (exclusive of depreciation, amortization and depletion) - GAAP	781.5	164.9	831.4	174.4	2,430.2	174.5	2,309.9	160.3
Add:
Selling, general and administrative expenses	25.0	5.3	22.7	4.8	68.6	4.9	72.5	5.0
Treatment and refining charges net of sales premiums	2.4	0.5	6.9	1.4	18.9	1.4	15.7	1.1
Less:
Workers participation	(42.7)	(9.0)	(34.1)	(7.2)	(128.7)	(9.2)	(91.9)	(6.4)
Purchased concentrates from third parties	(103.1)	(21.8)	(105.4)	(22.1)	(238.8)	(17.1)	(277.5)	(19.3)
Other charges	(34.2)	(7.1)	(37.8)	(7.9)	(123.0)	(9.0)	(57.9)	(3.9)
Inventory change	55.6	11.7	8.5	1.8	50.0	3.6	93.7	6.5
Operating cash cost before by-product revenues	684.5	144.5	692.2	145.2	2,077.2	149.1	2,064.5	143.3

Less by-products revenue	(257.3)	(54.3)	(253.2)	(53.1)	(787.4)	(56.5)	(705.8)	(49.0)

Operating cash cost, net of by-products revenue	427.2	90.2	439.0	92.1	1,289.8	92.6	1,358.7	94.3

Total pounds of copper produced, in millions		473.8		476.8		1,393.0		1,440.8